Exhibit 99.1

Jack in the Box Inc. to Webcast Fourth-Quarter Fiscal 2009 Earnings Conference Call on November 19

SAN DIEGO--(BUSINESS WIRE)--November 11, 2009--Jack in the Box Inc. (NASDAQ:JACK) will release fourth-quarter and fiscal year 2009 operating results after market close on Wednesday, Nov. 18, 2009, and the company will host a conference call to review the results on Thursday, Nov. 19, 2009, beginning at 10:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 12:30 p.m. PT on Nov. 19.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ:JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with approximately 2,200 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with approximately 500 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291